Exhibit 11.1

                                Ampex Corporation
                        Computation of Per Share Earnings
                                   (Unaudited)



                                                          For the three months ended              For the six months ended
                                                                    June 30,                              June 30,
                                                      -----------------------------------     -------------------------------
                                                           1997              1996                  1997            1996
                                                      ---------------  ------------------     ---------------  --------------

Weighted average common stock                             45,550,703          44,909,250          45,520,127      41,434,976
Plus: Common stock equivalent warrants                             -              85,800                   -         368,330
Plus: Common stock equivalent stock options                  941,792           1,306,825           1,060,807       1,206,308
                                                      ---------------  ------------------     ---------------  --------------
Adjusted weighted average common stock                    46,492,495          46,301,875          46,580,934      43,009,614
                                                      ---------------  ------------------     ---------------  --------------

Net income                                                 2,336,000           3,972,000           7,280,000       7,445,000
                                                      ---------------  ------------------     ---------------  --------------

Primary income per share                                       $0.05               $0.09               $0.16           $0.17
                                                      ===============  ==================     ===============  ==============




Weighted average common stock                             45,550,703          44,909,250          45,520,127      41,434,976
Plus: Common stock equivalent warrants                             -              85,800                   -         368,746
Plus: Common stock equivalent stock options                  941,792           1,306,825           1,060,807       1,286,983
Plus: Weighted average shares on conversion of notes               -                 216                   -       3,008,946
                                                      ---------------  ------------------     ---------------  --------------
Adjusted weighted average common stock                    46,492,495          46,302,091          46,580,934      46,099,651
                                                      ---------------  ------------------     ---------------  --------------

Net income                                                 2,336,000           3,972,000           7,280,000       7,445,000
Add: Interest on notes                                             -                   -                   -         491,618
                                                      ---------------  ------------------     ---------------  --------------
Adjusted net income                                        2,336,000           3,972,000           7,280,000       7,936,618
                                                      ---------------  ------------------     ---------------  --------------

Fully diluted income per share                                 $0.05               $0.09               $0.16           $0.17
                                                      ===============  ==================     ===============  ==============
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